Exhibit 99.1

Guskin Gold Appoints Mr. Samuel Andrews, Esq. to Board of Directors

SAN JOSE, CA, Nov. 10, 2021 (GLOBE NEWSWIRE) -- Guskin Gold Corp. (the “Company” or “Guskin Gold”) (OTCQB: GKIN), a company focused on acquiring and advancing gold properties in Ghana, the world’s seventh-largest gold-producing nation, is pleased to report that effective November 10th 2021, Mr. Samuel “Jojo” Andrews, Esq. will serve as a member of the Company’s Board of Directors.

Mr. Andrews has worked both as a private legal practitioner, a corporate law specialist, and a consultant in law, commerce, mining, and investment. He is the Founder and Managing Director of Blackwood Legal Services in Accra, Ghana with both local and international clients from Europe, China, the United States, and South America.

Mr. Andres clients include Huawei, Samsung, Lavilla Hotel, China Geo-Engineering, Hongtai Mining, TRAC Oil and Gas, Harvest Commodities International, I-Banking Ghana, Azuke Energy, the China News Agency (XIn Hua) and the Managing Director of the Agricultural Development Bank (ADB). Since 2008, he has represented Huawei Technologies and been a supervisor for all their legal affairs in Cameroun, Gabon, Kenya, and Central Africa.

Mr. Andrews brings extensive expertise in matters of Ghana corporate, compliance and regulatory law; mining, real-estate, and property law; investment, commercial transactions, and international business, and mergers and acquisitions.

“We are pleased to welcome Mr. Andrews to the Guskin Board,” said Naana Asante, Chief Executive officer of the Company. “Mr. Andrews has been a trusted personal and professional advisor, and most importantly, an advocate for the Company since our inception. We strongly believe that his vision and insight, both in Ghana and globally, will provide the Company tremendous benefit as we push forward and advance our position in Ghana. We could not be more pleased to welcome him to the Board and we look forward to working with him as we continue to grow.”

Additionally, with the appointment of Mr. Andrews, the Company announced today that Mr. Edward Soumah has resigned as a member of the Board of Directors so that he may focus his efforts on other professional duties. The Board of Directors thanks Mr. Soumah for his service and contributions to date and wish him well in his future endeavors.

About Guskin Gold Corp.

Guskin Gold Corp. (OTC: GKIN) is a junior mining company publicly traded in the United States, with its head office in Santa Clara, California. Guskin is focused on gold exploration and alluvial mining in Ghana, the number one gold producer in Africa and the seventh- largest gold producing country in the world. The company’s leadership team is world-class. Many are native to Ghana, all offer specialized expertise in the business of gold exploration, mining, public markets, and finance. And all are passionately committed to the success of the company, our partners, and investors. For additional information please visit www.guskingold.com.

Contact Information

Mrs. Naana Asante Chief Executive Officer Tel: + (408) 766-1511

naana.asante@guskingold.com www.guskingold.com

Forward-Looking Statements and Disclosure

This news release contains “forward-looking statements” which are not purely historical and may include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs, and results of new business opportunities and words such as “anticipate”, “seek”, intend”, “believe”, “estimate”, “expect”, “project”, “plan”, or similar phrases may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with the exploration and exploitation of the Kukuom Concession, new mineral and/or gold projects, securing necessary financing, the future of the U.S. and global economies, the impact of competition, and the Company’s reliance on existing regulations pertaining to the mining and exploration of mineral properties in Ghana and internationally. These forward- looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and other periodic reports filed from time to time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.